EXHIBIT 23 — CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-130798, 333-142415, 333-155602 and 333-157179 on Forms S-8, Form S-3 and Form S-3D of First Financial Service Corporation of our report dated March 30, 2012 with respect to the consolidated financial statements of First Financial Service Corporation and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K for First Financial Service Corporation for the year ended December 31, 2011.

Crowe Horwath LLP

Louisville, Kentucky
March 30, 2012